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                                  EXHIBIT 16.1

           LETTER OF PRICEWATERHOUSECOOPERS LLP DATED AUGUST 15, 2002



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August 15, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Andrea Electronics Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 15, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/ PricewaterhouseCoopers LLP

cc:   Richard A. Maue
      Executive Vice President, Chief Financial Officer and Corporate Secretary Andrea Electronics Corporation
      45 Melville Park Rd
      Melville, NY  11747